Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-275086) and Form F-3 (File No. 333-277230) of Lichen China Limited (the “Company”) of our report dated April 4, 2024, relating to the consolidated balance sheets of the Company as of December 31, 2023, and the related consolidated statements of income and other comprehensive (loss)/ income, changes in shareholders’ equity, and cash flow for the year ended December 31, 2023 and the related notes, included in its Annual Report on Form 20-F.

Singapore

April 4, 2024